UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): January 27, 2014
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report) ________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, Nexstar Broadcasting Group, Inc. (the “Company”) announced the appointment of Dennis A. Miller, 56, as a member of the Board of Directors (the “Board”) of the Company, effective February 1, 2014. Mr. Miller replaces Erik Brooks, who resigned from his position on the Board on January 16, 2014. Mr. Miller will serve as an independent Class II Director and will stand for re-election at the 2015 annual meeting of shareholders and will also serve on the Board’s Compensation Committee.

Mr. Miller’s qualifications to serve as a director include his over 25 years of knowledge and experience in numerous early-stage and established media, entertainment and technology companies. Mr. Miller currently serves as the President of Operations for TV Guide Network, a highly distributed entertainment network owned by CBS Corporation and Lionsgate Entertainment Corporation and also serves on the board of directors of Radio One, Inc. and Global Eagle Entertainment, Inc., both of which are publicly traded.

From 2005 to 2011, Mr. Miller was a General Partner at Spark Capital, LLC, a venture fund with an investment focus on the conflux of the media, entertainment and technology industries. Prior to joining Spark Capital, Mr. Miller served as Managing Director for Constellation Ventures, the venture arm of Bear Stearns. His portfolio of investments included CSTV (sold to CBS), TVONE (sold to Comcast and Radio One), Capital IQ (sold to McGraw Hill), and K12, which went public in 2007. Before focusing on venture capital investing, Mr. Miller served as Executive Vice President of Lionsgate, a global entertainment company with motion picture, television, home entertainment and digital media operations which he joined in 1998. From 1995 until 1998, Mr. Miller was the Executive Vice President of Sony Pictures Entertainment, a global motion picture, television and entertainment production and distribution company. He was Executive Vice President of Turner Network Television from 1991 to 1995, during the cable channel’s early inception. From 1990 to 1995, Mr. Miller was Executive Vice President of Turner Network Television. Mr. Miller began his career as an attorney with Manatt, Phelps, Rothenberg and Phillips in Los Angeles. He holds a Juris Doctorate from Boalt Law School and a B.A. in political science from the University of California at San Diego.

In connection with his appointment to the Board, Mr. Miller will receive options to purchase 10,000 shares of the Company’s Class A Common Stock at the market closing price on February 3, 2014. Other elements of his compensation as a member of the Board will be consistent with other non-employee members of the Board, as disclosed in the Company’s Schedule 14A definitive proxy statement filed on April 30, 2013.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on January 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: January 31, 2014	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on January 27, 2014